                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/)
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     PACIFIC CENTURY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
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     2)  Aggregate number of securities to which transaction applies:
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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4)  Proposed maximum aggregate value of transaction:
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     5)  Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     4)  Date Filed:
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[LETTERHEAD]





                                March 17, 1998


Mr. Peter Gleason
Director
Proxy Advisory Service
Institutional Shareholder Services
7200 Wisconsin Avenue, Suite 1001
Bethesda, Maryland 20814

     Re: Pacific Century Financial Corporation ("Pacific Century" or the "Company") Proposal to Reincorporate from Hawaii to Delaware (hereinafter the "Reincorporation Proposal")
          ---------------------------------------------------------------


Dear Mr. Gleason:

     The purpose of this letter is to request that you (and such other representatives of ISS as you deem appropriate) agree to meet with the undersigned, Joseph Kiefer, General Counsel and David Drake, Managing Director of Georgeson & Company, Inc. the Company's proxy solicitor, to discuss the Reincorporation Proposal which is described in the Company's Proxy Statement dated March 13, 1998, a copy of which is enclosed for your information.

     The Company's Annual Meeting of Shareholders at which this Proposal is scheduled to be considered and acted upon will be held on April 24, 1998. Accordingly, we respectfully request that ISS meet with us as soon as possible to discuss and obtain the support of ISS for the Proposal.

     A detailed discussion of the Reincorporation Proposal is set forth at pages 28-43 of the enclosed Proxy Statement and Appendices B through E thereto.

     The Reincorporation Proposal has been UNANIMOUSLY approved by the Company's Board of Directors. The Company's Board comprised of 11 person -- 8 of whom are non-management Directors, who are not otherwise affiliated with the Company, and only 2 of whom are members of management.

     The Company's Board has also unanimously recommended that shareholders vote in favor of the Reincorporation Proposal.

     Thus, Directors of the Company who are NOT members of management and who are not otherwise affiliated with the Company, and who outnumber Directors who are members of management by a margin of 4 to 1, unanimously are of the view that the Reincorporation Proposal is in the best interests of the Company and all of its Shareholders.

     The Reincorporation Proposal was not approved by the Board in order to strengthen the Company's takeover defenses. NOR has the Board unanimously approved and RECOMMENDED that shareholders approve it in response to any present attempt to acquire control of the Company, obtain representation on its Board or any other significant act affecting the Company.

     The principal reason for the Reincorporation Proposal is to permit the Company to operate under a corporate legal regulatory regime which is one of the country's most modern and efficient in its operation from the standpoint of the Company, its management and all of its shareholders. In addition, the Proposal will change certain provisions of Hawaii law and the current Articles which could have a chilling effect on the rights of shareholders.

     -- By way of example --

          - At present, a merger or acquisition of the Company requires the AFFIRMATIVE VOTE of 75% of the Company's shares to approve a merger or acquisition of the Company, in addition to any separate shareholder vote required by Hawaii's control share statutes as described below.

          - However, the Reincorporation Proposal provides that, if a merger or acquisition has been approved by a majority of the board (including a majority of the "continuing directors," as defined), then the affirmative vote of a SIMPLE MAJORITY of the holders of the Company's shares will suffice to approve a merger or acquisition of the Company.

          - In all other cases, a merger or acquisition of the Company can be approved by the affirmative vote of the holders of at least 66-2/3% of the Company's shares.

          - Thus, the Reincorporation Proposal establishes a much more REALISTIC AND WORKABLE threshold requirement for the shareholder votes pertaining to mergers and acquisitions of the Company. Furthermore, elimination of the 75% affirmative vote requirement would as a stand alone proposition justify support for the Reincorporation Proposal.


                                       2

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          -    The Reincorporation Proposal also eliminates the application of the control share statutes, which are designed to inhibit hostile acquisitions by prohibiting any purchase of more than 10% of outstanding shares unless each "control share acquisition" is separately approved by a majority of the outstanding shares (excluding shares owned by the acquirer but including shares held by management) and by imposing state law disclosure and timing requirements.

          - The Reincorporation Proposal also eliminates a requirement that not less than one-third of the Company's Directors be residents of the State of Hawaii.

          - The Reincorporation Proposal does not present any practical change in the shareholders right to act by written consent. Under the Hawaii Articles, shareholders may act by written consent but only if it is unanimous. The requirement for unanimity is such that the right, in practice, does not exist.

     While certain provisions of the Reincorporation Proposal as described at pages 28-40 of the Proxy Statement embody trade-offs between the right of shareholders to act either at their own initiative or in response to actions or overtures from third parties -- for example, as indicated above, the Company does not intend to opt out of Section 203 of the Delaware General Corporation Law -- the Board of Directors of the Company has attempted to strike a balance between the need of some shareholders to be able to act at their own initiative and on their own behalf with respect to certain matters, and the Board's obligation to act in certain instances in their capacity as fiduciaries for the Company, all of its shareholders, and the constituencies which the Board is legally obligated to serve.

     We request that ISS review and consider the Reincorporation Proposal in its entirety and concur with and support the recommendation of the Company's Board to its shareholders that they vote FOR and approve the Reincorporation Proposal.


                                       3

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     Thank you in advance for your expeditious consideration of our request for a meeting with you and other representatives of ISS designated by you as soon as possible and support by ISS in the form of a favorable recommendation to its subscribers with respect to the Company's Reincorporation Proposal.

     If you have any questions, or require additional information pertaining to the Reincorporation Proposal, please do not hesitate to call the undersigned at (808) 537-8337 or Joseph Kiefer at (808) 537-8879.

     I look forward to hearing from you as soon as possible regarding the time(s) and dates(s) for a meeting with you and your staff.


                                       Sincerely,


                                       /s/ Richard J. Dahl
                                       -------------------
                                       Richard J. Dahl


     Enclosure


                                       4
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                          [PACIFIC CENTURY LETTERHEAD]



                                                                 March 27, 1998



Dear Shareholder:

     According to our latest records, we have not as yet received your proxy for this year's Annual Meeting of Shareholders to be held on FRIDAY, APRIL 24, 1998.

     PROXIES THAT ARE NOT RETURNED ARE THE SAME AS "NO" VOTES FOR THOSE PROPOSALS THAT REQUIRE THE APPROVAL OF A PERCENTAGE OF OUTSTANDING SHARES. One of the proposals is to approve a change in the state of incorporation of the Company from Hawaii to Delaware as set forth in the Proxy Statement. The Board of Directors unanimously recommends a vote FOR the reincorporation proposal and for all of the other proposals.

     Regardless of the size of your holdings, it is important that your shares be represented at this meeting.

     We urge you to sign, date, and mail the enclosed proxy promptly in the return envelope provided.

     If you have already mailed your proxy, please accept our thanks and disregard this request.


                                       PACIFIC CENTURY FINANCIAL CORPORATION